Bacterin International Announces Major Orthopedic Hospital Group
to Begin Use of OsteoSponge®SC

BELGRADE, MT – February 28, 2011 – Bacterin International Holdings, Inc. (“Bacterin”) (OTCBB: BIHI), a developer of revolutionary bone graft material, today announced that its recently launched OsteoSponge®SC,  a highly effective subchondral bone void filler, is being successfully used by a high volume orthopedic institution, Arkansas Surgical Hospital (“ASH”).

Arkansas Surgical Hospital in N Little Rock, AR, opened in 2005, is a private physician-owned innovative surgical hospital specializing in orthopedic, spine, cosmetic, breast oncology and podiatric surgery.  ASH physicians perform 2,563 inpatient and 3,849 outpatient surgeries annually using the most advanced, sophisticated technologies and equipment.  ASH offers patients a team of orthopedic physicians performing a wide variety of orthopedic and spinal procedures, including total knee and hip replacements, rotator cuff repair, arthroscopy and carpal tunnel release. ASH has received numerous awards and top acclaims from publications such as US News and World reports, Consumer Report, Becker’s Hospital Review.  HealthGrades has ranked ASH as one of the top orthopedics programs in the country, rating it in the top five percent for both joint replacement and spine surgery. Patient care and satisfaction is also a top priority at ASH, which offers private suites with additional guest rooms and a patient-to-nurse ratio of five to one.

Dr. Ken Martin, an owner and principle of ASH who performed the first OsteoSponge®SC operation at the hospital commented, “Our first case could not have gone better.  The procedure was very efficient and the results were impressive.  We have already begun to educate our patients on the benefits of OsteoSponge®SC and suspect a nice adoption rate.”

OsteoSponge®SC is an acellular matrix scaffold made from donated human bone that is used to replace a patient’s damaged subchondral bone.  The OsteoSponge®SC process is cost effective, minimally invasive with superior handling characteristics, and enables surgeons more options in the treatment of subchondral defects.

 “During these early days of the OsteoSponge®SC sponge launch, the product adoption rate appears to be very good as we are beginning to see usage by high volume facilities,” stated Guy Cook, chairman and CEO of Bacterin.  “ASH is a strong early endorsement for OsteoSponge®SC.  Arkansas Surgical Hospital’s surgeons have a highly focused expertise in orthopedic surgery with a proven track record of low infection rates, high patient satisfaction ratings, and the best possible outcomes for their patients. Dr. Martin specializes in orthopedic surgery, and particularly in treatment of shoulder, knee, and sports injuries, having performed over 15,000 knee surgeries.  Dr. Martin was named one of fourteen orthopedic surgeons in Arkansas recognized in “Best Doctors in America” by his peers in Best Doctors, Inc.”

About Bacterin International Holdings, Inc.
Bacterin International Holdings, Inc. (“Bacterin”) develops, manufactures and markets biologics products to domestic and international markets.  Bacterin’s proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold and promote bone and other tissue growth.  These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain by facet joint stabilization, promotion of bone fusion in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral bone defect repair in articulating joint surgeries.

Bacterin’s Medical Device division develops anti-microbial coatings based upon proprietary coating technologies. Bacterin develops, employs, and licenses bioactive coatings for various medical device applications.  Bacterin’s strategic coating initiatives include antimicrobial coatings designed to inhibit biofilm formation and microbial contamination.

Headquartered in Belgrade, Montana, Bacterin operates a 32,000 square foot, state-of-the-art, fully compliant and FDA registered facility, equipped with four "Class 100" clean rooms.  For further information please visit www.bacterin.com.

Contact:
Yvonne L. Zappulla
Managing Director
Grannus Financial Advisors, Inc.
212-681-4108

or

Guy Cook
Chairman & CEO
Bacterin International Holdings, Inc.
406-388-0480
gcook@bacterin.com
Certain statements in this news release may constitute “forward-looking” statements within the meaning of section 21E of the Securities and Exchange Act of 1934.  Our forward-looking statements include earnings guidance and other statements regarding our expectations and beliefs.  The Company believes that its expectations, as expressed in these statements are based on reasonable assumptions regarding the risks and uncertainties inherent in achieving those expectations.  These statements are not, however, guarantees of future performance and actual results may differ materially. Risks and uncertainties which may cause actual results to be different than expressed or implied in our forward-looking statements include, but are not limited to, the risk factors described under the heading “Risk Factors” in Amendment No. 5 to our Form S-1 filed February 9, 2011.  The Company expressly disclaims any current intention to update any forward-looking statements as a result of new information or future events or developments.